EXHIBIT 99.1

Press Contact: Tom Rodak Marketing and Communications Manager (765) 771-5535	Investor Relations: (765) 771-5310
WABASH NATIONAL CORPORATION ANNOUNCES
THIRD QUARTER AND YEAR-TO-DATE RESULTS
LAFAYETTE, Ind., — October 24, 2005 — Wabash National Corporation (NYSE: WNC) today announced results for the three and nine month periods ended September 30, 2005. Net sales for the quarter were $294 million compared to $277 million for the same period last year. Net income for the quarter was $24 million or $0.66 per diluted share, compared to $20 million or $0.62 per diluted share for the year ago period. For the nine months ended September 30, 2005, net sales were $873 million compared to $754 million for 2004. Net income for the nine months of 2005 totaled $91 million or $2.50 per diluted share, compared to $45 million or $1.42 per diluted share for the same period last year. Included in the 2005 quarter and year-to-date results were reversals of a valuation allowance for deferred tax assets amounting to $6 million or $0.17 per diluted share and $36 million or $0.94 per diluted share, respectively.
Commenting on the quarter, Bill Greubel, President and Chief Executive Officer, stated: “Results were adversely impacted by a shortfall in unit shipments, customer and product mix, and manufacturing performance. Units shipped were at the low end of the expected range as we and our customers confronted logistics and high fuel costs associated with the Gulf hurricanes. Product mix was skewed to lower margin product. Seasonally strong core accounts represented 42 percent of units sold. Although manufacturing productivity for the third quarter declined slightly compared to the second quarter, corrective actions initiated in June have gained significant traction beginning in early September and have since registered the highest levels of productivity and the lowest levels of overtime since June. Shippable units improved substantially over the course of the quarter with a corresponding decrease of in-process units in inventory. This improvement has continued in October. The retail side of our business recorded its third consecutive profitable quarter.”
“Quote and order activity during the quarter was stronger than seasonal patterns. Backlog grew over $100 million versus the previous quarter to $490 million. We continue to have great success in growing our customer base with over 500 new accounts closed through the first nine months of 2005. We intend to manage production, inventory and shipments throughout the quarter to achieve our customer requirements of 15,500 units.”
-More-

“We have worked hard to improve our operations and I am pleased to thank our associates for their good effort in collectively raising the bar.”
Wabash will conduct a conference call to review and discuss its third quarter financial results on Tuesday, October 25, 2005, at 10:00 a.m. Eastern time. The phone number to access the conference call is 877-407-8035. The call can also be accessed live on the Company’s Internet website at http://www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at http://www.wabashnational.com within three hours of the conclusion of the live call and will remain available through November 15, 2005.
Wabash National Corporation designs, manufactures, and markets standard and customized truck trailers under the Wabash® brand name. The Company is one of the world’s largest manufacturers of truck trailers and a leading manufacturer of composite trailers. The Company’s wholly owned subsidiary, Wabash National Trailer Centers, is one of the leading retail distributors of new and used trailers and aftermarket parts throughout the U.S. and Canada.
This press release contains certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are, however, subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include increased competition, reliance on certain customers and corporate partnerships, shortages and costs of raw materials, continued improvements in our manufacturing capacity and cost containment, and dependence on industry trends. Readers should review and consider the various disclosures made by the Company in this press release and in its reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2005	2004	2005	2004

NET SALES	$293,834	$277,243	$872,922	$753,739
COST OF SALES	263,749	240,321	772,330	657,060

Gross profit	30,085	36,922	100,592	96,679
GENERAL AND ADMINISTRATIVE EXPENSES	10,068	10,569	29,499	31,352
SELLING EXPENSES	3,810	3,775	11,772	11,401

Income from operations	16,207	22,578	59,321	53,926
OTHER INCOME (EXPENSE):
Interest expense	(1,666)	(2,944)	(4,889)	(8,610)
Foreign exchange gains and losses, net	698	486	246	(59)
Other, net	1,975	594	978	1,077

Income before income taxes	17,214	20,714	55,656	46,334
INCOME TAX (BENEFIT) EXPENSE	(6,441)	420	(35,736)	919

Net income	$23,655	$20,294	$91,392	$45,415

COMMON STOCK DIVIDENDS	$0.045	$—	$0.135	$—

BASIC NET INCOME PER SHARE	$0.76	$0.74	$2.94	$1.67

DILUTED NET INCOME PER SHARE	$0.66	$0.62	$2.50	$1.42

COMPREHENSIVE INCOME
Net income	$23,655	$20,294	$91,392	$45,415
Foreign currency translation adjustment	934	1,143	553	321

NET COMPREHENSIVE INCOME	$24,589	$21,437	$91,945	$45,736

		Retail &
Three months ended	Manufacturing	Distribution	Eliminations	Total
2005
Net Sales	$258,105	$62,532	$(26,803)	$298,834
Operating Results	$14,794	$636	$777	$16,207
2004
Net Sales	$240,371	$61,721	$(24,849)	$277,243
Operating Results	$20,419	$509	$1,650	$22,578

Nine months ended
2005
Net Sales	$777,784	$185,932	$(90,794)	$872,922
Operating Results	$57,562	$2,343	$(584)	$59,321
2004
Net Sales	$656,406	$180,448	$(83,115)	$753,739
Operating Results	$56,123	$(1,547)	$(650)	$53,926

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Basic net income per share:
Net income	$23,655	$20,294	$91,392	$45,415

Weighted average common shares outstanding	31,249	27,314	31,121	27,150

Basic net income per share	$0.76	$0.74	$2.94	$1.67

Diluted net income per share:
Net income	$23,655	$20,294	$91,392	$45,415
After-tax equivalent of interest on convertible notes	1,234	1,210	3,679	3,618

Diluted net income	$24,889	$21,504	$95,071	$49,033

Weighted average common shares outstanding	31,249	27,314	31,121	27,150
Dilutive stock options/shares	196	721	314	870
Convertible notes equivalent shares	6,548	6,510	6,534	6,510

Diluted weighted average common shares outstanding	37,993	34,545	37,969	34,530

Diluted net income per share	$0.66	$0.62	$2.50	$1.42

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	September 30, 2005	December 31, 2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$28,633	$41,928
Accounts receivable, net	118,838	87,512
Current portion of finance contracts	1,618	2,185
Inventories	164,703	94,600
Deferred income taxes	8,253	—
Prepaid expenses and other	5,732	14,425

Total current assets	327,777	240,650

PROPERTY, PLANT AND EQUIPMENT, net	130,025	124,701

EQUIPMENT LEASED TO OTHERS, net	7,741	14,030

FINANCE CONTRACTS, net of current portion	382	3,319

GOODWILL	34,984	34,511

DEFERRED INCOME TAXES	34,341	—

OTHER ASSETS	20,188	14,835

	$555,438	$432,046

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$1,000	$2,000
Accounts payable	111,057	78,107
Other accrued liabilities	45,780	52,442

Total current liabilities	157,837	132,549

LONG-TERM DEBT, net of current maturities	125,000	125,500

OTHER NONCURRENT LIABILITIES AND CONTINGENCIES	9,116	9,423

STOCKHOLDERS’ EQUITY	263,485	164,574

	$555,438	$432,046

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Nine Months
	Ended September 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$91,392	$45,415
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	11,864	14,745
Net gain on the sale of assets	(1,069)	(405)
Recovery of losses on accounts receivable and finance contracts	(23)	(30)
Deferred income taxes	(35,986)	—
Cash used for restructuring activities	—	(2,993)
Trailer valuation charges	161	415
Change in operating assets and liabilities:
Accounts receivable	(31,139)	(67,370)
Finance contracts	3,254	4,039
Inventories	(70,212)	(26,989)
Prepaid expenses and other	1,697	1,274
Accounts payable and accrued liabilities	29,048	15,844
Other, net	1,652	1,145

Net cash provided by (used in) operating activities	639	(14,910)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(22,989)	(5,760)
Proceeds from the sale of property, plant and equipment	9,623	2,116

Net cash used in investing activities	(13,366)	(3,644)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	3,752	5,187
Borrowings under revolving credit facilities	15,286	534,916
Payments under revolving credit facilities	(15,286)	(511,999)
Payments under long-term debt agreements	(1,500)	(7,270)
Common stock dividends paid	(2,820)	—

Net cash (used in) provided by financing activities	(568)	20,834

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(13,295)	2,280
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	41,928	12,552

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$28,633	$14,832